Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of The Glimpse Group, Inc. of our report dated September 29, 2025 relating to the consolidated financial statements as of and for the years ended June 30, 2025 and 2024, which appears in The Glimpse Group, Inc.’s Annual Report on Form 10-K for the year ended June 30, 2025.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Turner, Stone & Company, L.L.P.

Dallas, Texas

November 21, 2025